Exhibit 16

[Letterhead of Grant Thornton LLP]

August 1, 2007

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Wayne Savings Bancshares, Inc.
File No. 0-23433

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Wayne Savings Bancshares, Inc. to be filed on or about August 1, 2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

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